Exhibit 4.1

DISCOVER CARD EXECUTION NOTE TRUST

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

CLASS A(2019-2) TERMS DOCUMENT

Dated as of July 30, 2019

to

SECOND AMENDED AND RESTATED INDENTURE SUPPLEMENT

Dated as of December 22, 2015

for the DiscoverSeries Notes

to

AMENDED AND RESTATED INDENTURE

Dated as of December 22, 2015

EXHIBIT A    FORM OF CLASS A(2019-2) NOTE

-i-

THIS CLASS A(2019-2) TERMS DOCUMENT (this “Terms Document”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of July 30, 2019.

Pursuant to this Terms Document, the Issuer shall create a new Tranche of Class A Notes of the DiscoverSeries and shall specify the principal terms thereof.

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01 Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Indenture Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

(5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling, but solely with respect to the Class A(2019-2) Notes;

(6) each capitalized term defined herein shall relate only to the Class A(2019-2) Notes and no other Tranche of Notes issued by the Issuer;

(7) “including” and words of similar import will be deemed to be followed by “without limitation”; and

(8) for purposes of determining any amount or making any calculation hereunder, such amount or calculation, (x) if specified to be as of the first day of any Due Period, shall (a) include any Notes issued during such Due Period as if such Notes had been outstanding on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period and (y) if specified to be as of the close of business on the last day of any Due Period shall give effect to any payments, deposits or other allocations made on the related Distribution Date.

“Accumulation Amount” means $66,666,666.67; provided, however, if the commencement of the Accumulation Period is delayed in accordance with Section 2.11 hereof, the Accumulation Amount shall be determined in accordance with the definition of “Accumulation Amount” in the Indenture Supplement.

“Accumulation Commencement Date” means June 1, 2020, or such later date as the Calculation Agent on behalf of the Issuer determines in accordance with Section 2.11 hereof.

“Accumulation Period” has the meaning set forth in the Indenture Supplement.

“Accumulation Period Length” means 12 months; provided, however, if the commencement of the Accumulation Period is delayed in accordance with Section 2.11 hereof, the Accumulation Period Length shall be determined in accordance with the definition of “Accumulation Period Length” in the Indenture Supplement.

“Accumulation Reserve Funding Period” shall not apply if the Calculation Agent on behalf of the Issuer notifies the Indenture Trustee that it expects the Accumulation Period Length to be adjusted to one (1) month, and otherwise shall mean a period commencing on the first Distribution Date on which a condition in the right column of the following table was in effect on the immediately preceding Distribution Date, if such Distribution Date is a Distribution Date described in the corresponding left column of the following table, and ending on the Distribution Date immediately preceding the earlier to occur of:

(x) the Expected Maturity Date for the Class A(2019-2) Notes and

(y) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2019-2) Notes is paid in full.

Distribution Date:	Condition:
(a)The Distribution Date occurring three (3) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	No condition.

(b)The Distribution Date occurring four (4) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	The three-month rolling average Excess Spread Percentage is less than 4%.

(c)The Distribution Date occurring six (6) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	The three-month rolling average Excess Spread Percentage is less than 3%.

(d)The Distribution Date occurring twelve (12) calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 2.11 hereof) and any following Distribution Date	The three-month rolling average Excess Spread Percentage is less than 2%.

provided, however, if at any point the Accumulation Reserve Funding Period has not commenced because no condition requiring funding has occurred or the Calculation Agent has determined that the Accumulation Period Length will be shortened to one (1) month, and subsequently a condition requiring funding occurs and the Calculation Agent determines that the Accumulation Period Length will not be so shortened, the Accumulation Reserve Funding Period shall commence on the following Distribution Date.

“Benchmark” means (a) initially, LIBOR and (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the applicable Benchmark Replacement Date:

(a) the sum of (i) Term SOFR and (ii) the Benchmark Replacement Adjustment;

(b) the sum of (i) the Prime Card ABS Replacement Benchmark and (ii) the Benchmark Replacement Adjustment;

(c) the sum of (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment;

(d) the sum of (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment; and

(e) the sum of (i) the alternate rate of interest that has been selected by the Calculation Agent in its reasonable discretion as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the applicable Benchmark Replacement Date:

(a) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and

(b) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent in its reasonable discretion for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; and

(c) in the case of clause (d) of the definition of “Benchmark Transition Event,” a date specified by the Calculation Agent.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on an Interest Rate Determination Date, but earlier than the Reference Time for that Interest Rate Determination Date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the Federal Reserve Board, the Federal Reserve Bank of New York or any regulator of Discover Bank announcing that the Benchmark is no longer representative of the underlying market or economic reality, may no longer be used or is otherwise no longer an appropriate or reliable Benchmark for floating rate debt; or

(d) either (i) the Calculation Agent determines in its sole discretion and in good faith that LIBOR is no longer an appropriate or reliable Benchmark for the Class A(2019-2) Notes or (ii) the Calculation Agent has determined in good faith that LIBOR is no longer being used as a benchmark for lending and borrowing activities generally.

“Class A(2019-2) Adverse Event” means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class A(2019-2) Notes or (b) an Event of Default and acceleration of the Class A(2019-2) Notes; provided, however, that if the only such event to have occurred is an Excess Spread Early Redemption Event for which an Excess Spread Early Redemption Cure has occurred, a Class A(2019-2) Adverse Event shall not be treated as continuing from and after the date of such cure.

“Class A(2019-2) Note” means any Note, in the form set forth in Exhibit A hereto, designated therein as a Class A(2019-2) Note and duly executed and authenticated in accordance with the Indenture.

“Class A(2019-2) Noteholder” means a Person in whose name a Class A(2019-2) Note is registered in the Note Register.

“Class A(2019-2) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(2019-2) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

“Compounded SOFR” means, for any Interest Accrual Period, the compounded average, in arrears, of the SOFRs for each day of such Interest Accrual Period, as determined on the Interest Rate Determination Date for such Interest Accrual Period, with the rate, or methodology for this rate, and conventions for this rate (which will include a five Business Day suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Accrual Period, such that the SOFR on the Interest Rate Determination Date will apply for each day in the Interest Accrual Period following the Interest Rate Determination Date) being established by the Calculation Agent in accordance with:

(a) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; or

(b) if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent in its reasonable discretion.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Excess Spread Percentage” for any Distribution Date means a fraction, the numerator of which is the Excess Spread Amount for such Distribution Date multiplied by 12 and the denominator of which is the sum of the Nominal Liquidation Amounts of all Tranches of DiscoverSeries Notes as of the first day of the related Due Period.

“Expected Maturity Date” means June 15, 2021.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“ICE Administrator” means ICE Benchmark Administration Limited.

“Indenture” means the Amended and Restated Indenture, dated as of December 22, 2015, between the Issuer and Indenture Trustee, as such agreement may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Indenture Supplement” means the Second Amended and Restated Indenture Supplement, dated as of December 22, 2015, for the DiscoverSeries Notes, between the Issuer and the Indenture Trustee, as the same may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Initial Dollar Principal Amount” means $800,000,000, or such higher amount as is specified in any Notice of Additional Issuance under Section 2.09 hereof.

“Interest Accrual Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or, in the case of the first Interest Payment Date for any Class A(2019-2) Note, from and including the applicable Issuance Date) to but excluding such Interest Payment Date.

“Interest Payment Date” means the fifteenth day of each month commencing in August 2019, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

“Interest Rate Determination Date” means (a) if the Benchmark is LIBOR, the date that is two LIBOR Business Days before the first day of the applicable Interest Accrual Period, (b) if the Benchmark is Term SOFR, the date that is two Business Days before the first day of the applicable Interest Accrual Period, (c) if the Benchmark is Compounded SOFR, the date that is five Business Days before the last day of the applicable Interest Accrual Period and (d) if the Benchmark is any other rate, the date determined by the Calculation Agent according to Section 2.04(c) hereof.

“Issuance Date” means July 30, 2019, with respect to all Class A(2019-2) Notes issued on the date hereof and, with respect to any additional Class A(2019-2) Notes issued pursuant to Section 2.09 hereof, any Issuance Date specified in the Notice of Additional Issuance delivered thereunder.

“Legal Maturity Date” means December 15, 2023.

“LIBOR” means, with respect to any Interest Rate Determination Date, the rate for deposits in United States dollars with a duration comparable to the relevant Interest Accrual Period which appears on Reuters Screen LIBOR01 as of the Reference Time on such day. If such rate does not appear on Reuters Screen LIBOR01, the rate will be determined by the Indenture Trustee on the basis of the rates at which deposits in United States dollars are offered by major banks in the London interbank market, selected by the Calculation Agent by written notice to the Indenture Trustee, at the Reference Time on such day to prime banks in the London interbank market with a duration comparable to the relevant Interest Accrual Period commencing on that day. The Indenture Trustee will request the principal London office of four banks selected by the Calculation Agent to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by four major banks in New York City, the identity of which will be selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks with a duration comparable to the relevant Interest Accrual Period commencing on that day. If LIBOR with respect to an Interest Rate Determination Date cannot be determined pursuant to the foregoing, subject to Section 2.04(b), LIBOR with respect to such Interest Rate Determination Date will be LIBOR with respect to the immediately prior Interest Rate Determination Date.

“LIBOR Business Day,” if applicable, shall mean a day other than a Saturday or a Sunday on which banking institutions in both the City of London, England and in New York, New York are not required or authorized by law to be closed.

“Note Interest Rate” means, for any Interest Accrual Period, Benchmark + 0.27% per annum, calculated on the basis of the actual number of days elapsed and a 360-day year; provided, that if the sum of Benchmark + 0.27% for such Interest Accrual Period is less than 0.00%, then the Note Interest Rate for such Interest Accrual Period will be deemed to be 0.00%.

“Notice of Additional Issuance” has the meaning set forth in Section 2.09 hereof.

“Prime Card ABS Replacement Benchmark” means a non-LIBOR rate used in one or more public offerings of notes by the Issuer after the issuance of the Class A(2019-2) Notes or, if at the time of the Benchmark Replacement event the Issuer has not yet publicly issued notes using a non-LIBOR rate as a benchmark, a non-LIBOR rate selected by the Calculation Agent that has been used as a benchmark in a comparable floating rate credit card asset-backed securities offering under a Form SF-3 shelf registration statement.

“Reference Time” means, for an Interest Accrual Period, (a) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the Interest Rate Determination Date, and (b) if the Benchmark is a rate other than LIBOR, the time on the Interest Rate Determination Date determined by the Calculation Agent according to Section 2.04(c) hereof.

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Securities and Exchange Commission to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Required Daily Deposit Target Finance Charge Amount” means, for any day in a Due Period, an amount equal to the Class A Tranche Interest Allocation for the related Distribution Date; provided, however, that for purposes of determining the Required Daily Deposit Target Finance Charge Amount on any day on which the Class A Tranche Interest Allocation cannot be determined because the Interest Rate Determination Date for the applicable Interest Accrual Period has not yet occurred, the Required Daily Deposit Target Finance Charge Amount shall be the Class A Tranche Interest Allocation determined based on a pro forma calculation made on the assumption that the Benchmark will be the Benchmark for the applicable period determined on the first day of such calendar month, multiplied by 1.25.

“Required Daily Deposit Target Principal Amount” means, for any day in a Due Period, (i) if such Due Period is in the Accumulation Period for the Class A(2019-2) Notes, the Accumulation Amount, (ii) if such day is on or after the occurrence and during the continuance of a Class A(2019-2) Adverse Event, the Nominal Liquidation Amount of the Class A(2019-2) Notes and (iii) in all other circumstances, zero.

“Required Subordinated Amount of Class B Notes” means, for the Class A(2019-2) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class B Notes for such Class A(2019-2) Notes on such date of determination; and

(b) the Nominal Liquidation Amount of such Class A(2019-2) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2019-2) Adverse Event, the Required Subordinated Amount of Class B Notes for the Class A(2019-2) Notes will be the greater of

(x) the amount determined above for such date of determination; and

(y) the amount determined above for the date immediately prior to the date on which such Class A(2019-2) Adverse Event shall have occurred.

“Required Subordinated Amount of Class C Notes” means, for the Class A(2019-2) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class C Notes for such Class A(2019-2) Notes on such date of determination; and

(b) the Nominal Liquidation Amount of such Class A(2019-2) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2019-2) Adverse Event, the Required Subordinated Amount of Class C Notes for the Class A(2019-2) Notes will be the greater of

(x) the amount determined above for such date of determination; and

(y) the amount determined above for the date immediately prior to the date on which such Class A(2019-2) Adverse Event shall have occurred.

“Required Subordinated Amount of Class D Notes” means, for the Class A(2019-2) Notes for any date of determination, an amount equal to the product of

(a) the Required Subordinated Percentage of Class D Notes for such Class A(2019-2) Notes on such date of determination; and

(b) the Nominal Liquidation Amount of such Class A(2019-2) Notes on such date of determination;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(2019-2) Adverse Event, the Required Subordinated Amount of Class D Notes for the Class A(2019-2) Notes will be the greater of

(x) the amount determined above for such date of determination; and

(y) the amount determined above for the date immediately prior to the date on which the Class A(2019-2) Adverse Event shall have occurred.

“Required Subordinated Percentage of Class B Notes” means, for the Class A(2019-2) Notes, 6.96202532%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class C Notes” means, for the Class A(2019-2) Notes, 8.86075950%, subject to adjustment in accordance with Section 2.02.

“Required Subordinated Percentage of Class D Notes” means, for the Class A(2019-2) Notes, 10.75949368%, subject to adjustment in accordance with Section 2.02.

“Reuters Screen LIBOR01” means the display page currently so designated on the Reuters Screen (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Seller’s Interest” means, at any time, a “seller’s interest” as defined in, and calculated in accordance with, Regulation RR.

“Seller’s Interest Measurement Date” means the last day of each calendar month.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Specified Rating” means, for the Class A(2019-2) Notes, AAA (sf) with respect to S&P and AAAsf with respect to Fitch.

“Stated Principal Amount” means $800,000,000 or such higher amount as is specified in any Notice of Additional Issuance under Section 2.09.

“Targeted Accumulation Reserve Subaccount Deposit” means, with respect to any Distribution Date during the Accumulation Reserve Funding Period, an amount equal to (i) 0.5% of the Outstanding Dollar Principal Amount of the Class A(2019-2) Notes as of the close of business on the last day of the related Due Period or (ii) any other amount designated by the Calculation Agent on behalf of the Issuer.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 1.02 Representations and Warranties of Issuer. The Issuer represents and warrants that:

(a) the Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Terms Document and to perform the terms and provisions hereof;

(b) the execution, delivery and performance of this Terms Document by the Issuer have been duly authorized by all necessary limited liability company and statutory trust proceedings of the Beneficiary and the Owner Trustee, do not require any approval or consent of any governmental agency or authority and do not and will not conflict with any material provision of the Certificate of Trust or the Trust Agreement of the Issuer;

(c) this Terms Document is the valid, binding and enforceable obligation of the Issuer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles;

(d) to the best of the Issuer’s knowledge, this Terms Document will not conflict with any law or governmental regulation or court decree applicable to it;

(e) the Issuer is not required to be registered under the Investment Company Act;

(f) all information heretofore furnished by the Issuer in writing to the Indenture Trustee for purposes of or in connection with this Terms Document or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer in writing to the Indenture Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; and

(g) to the best knowledge of the Issuer, there are no proceedings or investigations pending against the Issuer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Issuer (i) asserting the invalidity of this Terms Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Terms Document or (iii) seeking any determination or ruling which in the Issuer’s judgment would materially and adversely affect the performance by the Issuer of its obligations under this Terms Document or the validity or enforceability of this Terms Document.

Section 1.03 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants and any successor trustee shall represent and warrant that:

(a) the Indenture Trustee is organized, existing and in good standing under the laws of the United States of America;

(b) the Indenture Trustee has full power, authority and right to execute, deliver and perform this Terms Document, and has taken all necessary action to authorize the execution, delivery and performance by it of this Terms Document; and

(c) this Terms Document has been duly executed and delivered by the Indenture Trustee.

Section 1.04 Limitations on Liability.

(a) It is expressly understood and agreed by the parties hereto that (i) this Terms Document is executed and delivered by the Owner Trustee not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by the Owner Trustee but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on the Owner Trustee individually or personally, to perform any covenant of the Issuer either expressed or implied herein, all such liability, if any, being expressly waived by the parties to this Terms Document and by any Person claiming by, through or under them and (iv) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Terms Document or any related documents.

(b) None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, the Beneficiary, the Depositor, any Master Servicer or any Servicer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Terms Document, and recourse may be had solely to the Collateral pledged to secure these Class A(2019-2) Notes under the Indenture, the Indenture Supplement and this Terms Document.

Section 1.05 Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

Section 1.06 Counterparts. This Terms Document may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.07 Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as supplemented by the Indenture Supplement and this Terms Document shall be read, taken and construed as one and the same instrument.

ARTICLE II

The Class A(2019-2) Notes

Section 2.01 Creation and Designation. There is hereby created a Tranche of Class A Notes to be issued pursuant to this Terms Document, the Indenture and the Indenture Supplement to be known as the “DiscoverSeries Class A(2019-2) Notes.”

Section 2.02 Adjustments to Required Subordinated Percentages and Amount.

(a) On any date, the Issuer may, at the direction of the Beneficiary, change the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes or the Required Subordinated Percentage of Class D Notes, in each case for the Class A(2019-2) Notes, without the consent of any Noteholders; provided that the Issuer has received written confirmation from each applicable Note Rating Agency that the change in such percentage will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes.

(b) On any date, the Issuer may, at the direction of the Beneficiary, replace all or a portion of the Required Subordinated Amount of Class B Notes, the Required Subordinated Amount of Class C Notes or the Required Subordinated Amount of Class D Notes, in each case for the Class A(2019-2) Notes with a different form of credit enhancement (including, without limitation, a cash collateral account, a letter of credit, a reserve account, a surety bond, an insurance policy or a collateral interest, or any combination thereof) and may add such definitions and other terms and make such additional amendments to this Terms Document as shall be necessary for such replacement without the consent of any Noteholders, provided that the Issuer has received written confirmation from each applicable Note Rating Agency that such replacement and such other amendments will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes.

Section 2.03 Interest Payment. For each Interest Payment Date the amount of interest due with respect to the Class A(2019-2) Notes shall be an amount equal to

(i)	(A) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360, times

(B)	the Note Interest Rate in effect with respect to such related Interest Accrual Period, times

(ii)	the Outstanding Dollar Principal Amount of the Class A(2019-2) Notes determined as of the first date of such related Interest Accrual Period,

plus any Class A Tranche Interest Allocation Shortfall for such Class A(2019-2) Notes for the immediately preceding Distribution Date, together with interest thereon at the Note Interest Rate in effect with respect to such related Interest Accrual Period, calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

Section 2.04 Notification of Benchmark; Alternative to LIBOR.

(a) On each Interest Rate Determination Date that the Benchmark is LIBOR, the Indenture Trustee shall send to the Issuer, the Beneficiary, each applicable Master Servicer and any stock exchange on which the Class A(2019-2) Notes are then listed (if the rules of such exchange so require), by email or other electronic transmission, notification of LIBOR for the following Interest Accrual Period. If the Benchmark is any rate other than LIBOR, on or before each Interest Payment Date, the Calculation Agent shall send to the Issuer for inclusion in the monthly noteholder’s statement and send to the Indenture Trustee, the Issuer, the Beneficiary, each applicable Master Servicer and any stock exchange on which the Class A(2019-2) Notes are then listed (if the rules of such exchange so require) by email or other electronic transmission, notification of the Benchmark for the related Interest Accrual Period. All determinations of the Benchmark by the Calculation Agent and all determinations of LIBOR by the Indenture Trustee, as applicable, in the absence of manifest error, will be conclusive and binding on the Noteholders.

(b) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Class A(2019-2) Notes in respect of such determination on such date and all determinations on all subsequent dates; provided that the Calculation Agent may in its sole discretion delay the date on which the Benchmark Replacement will apply to a date not later than the first day of the second occurring full Interest Accrual Period following the related Benchmark Replacement Date. However, if the initial Benchmark Replacement is any rate other than Term SOFR and the Calculation Agent later determines that Term SOFR can be determined, at the option of the Calculation Agent, Term

SOFR shall become the new Unadjusted Benchmark Replacement and will, together with a new Benchmark Replacement Adjustment for Term SOFR, replace the then-current Benchmark on the next Interest Rate Determination Date for Term SOFR. If the Calculation Agent does not provide a Benchmark Replacement for any Interest Accrual Period after the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, then, for purposes of calculating the Note Interest Rate for any Interest Accrual Period, the Benchmark shall be LIBOR, which shall be calculated pursuant to the definition set forth in Section 1.01.

(c) In connection with the implementation of a Benchmark Replacement, the Calculation Agent shall have the right to make Benchmark Replacement Conforming Changes from time to time.

(d) Promptly following the determination of a Benchmark Replacement and/or the making of any Benchmark Replacement Conforming Changes, the Calculation Agent will notify the Issuer, and will provide to the Issuer the relevant information regarding the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment and any such Benchmark Replacement Conforming Changes for inclusion in the monthly noteholders’ statement. Notwithstanding anything in this Terms Document or the other transaction documents to the contrary, upon the delivery of such notice and the inclusion of such information in the monthly noteholders’ statement, this Terms Document and/or any other relevant transaction document will be deemed to have been amended to reflect such Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the provisions of Article X of the Indenture or the amendment provisions of any other relevant transaction document.

(e) Any determination, decision or election that may be made by the Calculation Agent in connection with Section 2.04 (or pursuant to any capitalized term used in Section 2.04 or in any such capitalized term), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Calculation Agent’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the Issuer, the Owner Trustee, the Indenture Trustee, the Calculation Agent, Discover Bank, the Depositor, the Master Trust, the Master Trust Trustee, the Servicer or the underwriters of the Class A(2019-2) Notes shall have any liability for any determination made by or on behalf of the Calculation Agent pursuant to Section 2.04 (or pursuant to any capitalized term used in Section 2.04 or in any such capitalized term), and each Class A(2019-2) Noteholder, by its acceptance of a Class A(2019-2) Note or a beneficial interest in a Class A(2019-2) Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Calculation Agent, Discover Bank, the Depositor, the Master Trust, the Master Trust Trustee, the Servicer or the underwriters of the Class A(2019-2) Notes relating to any such determinations.

(f) For the avoidance of doubt: (i) in no event will the Indenture Trustee be responsible for (A) other than as set forth in the definition of LIBOR, determining LIBOR or any substitute for LIBOR if such rate does not appear on the Reuters Screen LIBOR01 page or on a comparable system as is customarily used to quote LIBOR or such substitute for LIBOR or (B)

making any adjustments to the alternative Benchmark or the spread thereon, the business day convention, interest determination dates and any related provisions and definitions or any other relevant methodology for calculating such substitute or successor Benchmark; and (ii) in connection with any of the matters referenced in clause (i) of this sentence, the Indenture Trustee will be entitled to conclusively rely on any determinations made by the Calculation Agent in regards to such matters and will have no liability for such actions taken at the direction of the Calculation Agent.

Section 2.05 Payments of Interest and Principal.

(a) The Issuer will cause interest to be paid on each Interest Payment Date and principal to be paid on the Expected Maturity Date; provided, however, that it shall not be an Event of Default if principal is not paid in full on such Expected Maturity Date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement; and provided, further, that if a Class A(2019-2) Adverse Event has occurred and is continuing, principal will instead be payable in monthly installments on each Principal Payment Date for the Class A(2019-2) Notes in accordance with Sections 3.01 and 3.05 of the Indenture Supplement. All payments of interest and principal on the Class A(2019-2) Notes shall be made as set forth in Section 1102 of the Indenture.

(b) The right of the Class A(2019-2) Noteholders to receive payments from the Issuer will terminate on the Class A(2019-2) Termination Date.

(c) All payments of principal, interest or other amounts to the Class A(2019-2) Noteholders will be made pro rata based on the Stated Principal Amount of their Class A(2019-2) Notes.

Section 2.06 Form of Delivery of Class A(2019-2) Notes; Depository; Denominations.

(a) The Class A(2019-2) Notes shall be delivered in the form of a Global Note which shall be a Registered Note as provided in Section 204 of the Indenture. The form of the Class A(2019-2) Notes is attached hereto as Exhibit A.

(b) The Depository for the Class A(2019-2) Notes shall be The Depository Trust Company, and the Class A(2019-2) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c) The Class A(2019-2) Notes will be issued in minimum denominations of $5,000 and integral multiples of $1,000 in excess of that amount.

Section 2.07 Delivery and Payment for the Class A(2019-2) Notes. The Issuer shall execute and deliver the Class A(2019-2) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class A(2019-2) Notes when authenticated, each in accordance with Sections 203 and 303 of the Indenture.

Section 2.08 Targeted Deposits to the Accumulation Reserve Account. The deposit targeted to be made to the Accumulation Reserve Subaccount for the Class A(2019-2) Notes for any Due Period during the Accumulation Reserve Funding Period will be an amount equal to the Targeted Accumulation Reserve Subaccount Deposit minus any amount on deposit in the Accumulation Reserve Subaccount for the Class A(2019-2) Notes.

Section 2.09 Additional Issuances of Notes. Subject to clauses (ii), (iii), (iv) and (v) of Section 2.02 and Section 2.03 of the Indenture Supplement, the Issuer may issue additional Class A(2019-2) Notes, so long as the following conditions precedent are satisfied:

(a) the Issuer shall have given the Indenture Trustee written notice of such issuance of additional Class A(2019-2) Notes (the “Notice of Additional Issuance”) at least one (1) Business Day in advance of the Issuance Date thereof, which notice shall include:

(i)	the Issuance Date of such additional Class A(2019-2) Notes;

(ii)	the amount of such additional Class A(2019-2) Notes being offered and the resulting Initial Dollar Principal Amount and Stated Principal Amount of Class A(2019-2) Notes;

(iii)	the date from which interest on such additional Class A(2019-2) Notes will accrue (which may be a date prior to the date of issuance thereof);

(iv)	the first Interest Payment Date on which interest will be paid on such additional Class A(2019-2) Notes; and

(v)

any other terms that the Issuer set forth in such notice of issuance of additional Class A(2019-2) Notes to clarify the rights of Holders of such additional Class A(2019-2) Notes or the effect of such issuance of additional Class A(2019-2) Notes on any calculations to be made with respect to the Class A(2019-2) Notes, the Class A Notes or the Issuer.

All such terms shall be incorporated into and form a part of this Terms Document on and after the effective date of such Class A(2019-2) Notes;

(b) no Class A(2019-2) Adverse Event has occurred and is continuing; and

(c) either (i) the issuance of such additional Class A(2019-2) Notes would be treated as part of the same issue as the outstanding Class A(2019-2) Notes under Treasury Regulation Sections 1.1275-1(f)(1) or 1.1275-2(k) or (ii) such additional Class A(2019-2) Notes are not issued with “original issue discount” for purposes of Section 1273 of the Code.

The Issuer shall not have to satisfy the conditions set forth in Section 310 of the Indenture in connection with an issuance of additional Class A(2019-2) Notes so long as such conditions were satisfied or waived in connection with the initial issuance of Class A(2019-2) Notes; provided, however, that the Issuer shall have to deliver to the Indenture Trustee a Master Trust Tax Opinion and an Issuer Tax Opinion with respect to such issuance.

Section 2.10 Designation of Additional Amounts to Be Included in the Excess Spread Amount for the DiscoverSeries Notes. At any time that any outstanding Series of certificates issued by the Master Trust provides that the Series Principal Collections allocated to such Series will be deposited into the Group Finance Charge Collections Reallocation Account for the Master Trust to the extent necessary for application to cover shortfalls for other Series issued by the Master Trust, an amount equal to (x) all Series Principal Collections allocated to such Series, multiplied by (y) a fraction, the numerator of which is the sum of the Nominal Liquidation Amounts for each outstanding Tranche of the DiscoverSeries Notes (including the Class A(2019-2) Notes) and the denominator of which is (i) the Aggregate Investor Interest for the Master Trust minus (ii) the sum of the Series Investor Interests for all such Series that provide that the Series Principal Collections allocated to such Series will be so deposited, is hereby designated to be included in the Excess Spread Amount and shall be treated as Series Finance Charge Amounts for the DiscoverSeries.

Section 2.11 Variable Accumulation Period. Notwithstanding anything to the contrary in Section 4.02 of the Indenture Supplement, the Calculation Agent on behalf of the Issuer shall, by written notice to the Indenture Trustee, delay the commencement of the Accumulation Period for the Class A(2019-2) Notes and determine a new Accumulation Commencement Date, subject to the conditions set forth in this Section 2.11; provided, however, that the Accumulation Period shall commence no later than the first day of the Due Period related to the Expected Maturity Date for the Class A(2019-2) Notes. Any such delay by the Calculation Agent on behalf of the Issuer shall be made no later than the last day of the Due Period immediately preceding the first day of the first Due Period in the scheduled Accumulation Period (after giving effect to any prior delay in the commencement of the Accumulation Period pursuant to this Section 2.11).

The Calculation Agent on behalf of the Issuer shall cause such delay if the Calculation Agent determines in good faith that each of the following conditions will be satisfied: (i) the Calculation Agent on behalf of the Issuer delivers to the Indenture Trustee a certificate to the effect that the Calculation Agent on behalf of the Issuer reasonably believes that, based on the payment rate and the anticipated availability of Series Principal Amounts and Reallocated Principal Amounts, the delay in the commencement of the Accumulation Period for the Class A(2019-2) Notes will not result in any Tranche of Notes not being paid in full on the relevant Expected Maturity Date (as defined in the applicable Terms Document); (ii) such delay is permitted under the Series 2007-CC Supplement or any other applicable agreement relating to any Additional Collateral Certificate; and (iii) the Accumulation Amount, the Accumulation Commencement Date and the Accumulation Period Length shall have been adjusted. The Calculation Agent on behalf of the Issuer shall not be required to obtain confirmation from the applicable Note Rating Agencies that such delay in the commencement of the Accumulation Period will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes. The Calculation Agent on behalf of the Issuer shall provide written notice to each applicable Note Rating Agency in the event that the commencement of the Accumulation Period for the Class A(2019-2) Notes is delayed pursuant to this Section 2.11.

Section 2.12 Seller’s Interest to Be Included in the Monthly Statement. The Issuer shall cause the Master Servicer to include the amount of the Seller’s Interest as of the Seller’s Interest Measurement Date on each investor certificateholder’s monthly statement delivered pursuant to the Series 2007-CC Supplement.

Section 2.13 Duties of the Indenture Trustee. For the avoidance of doubt, the Indenture Trustee undertakes to perform only such duties as are specifically set forth in the Indenture, the Indenture Supplement, the Pooling and Servicing Agreement, any Series Supplement and this Agreement and as such shall have no obligation or responsibility to monitor or enforce compliance with Regulation RR, nor shall be liable to any Person for any violation of Regulation RR; provided that nothing in this Section 2.13 shall alter the Indenture Trustee’s duties, obligations or standard of care as set forth in the Indenture or any Indenture Supplement. It is understood and acknowledged that the Indenture Trustee has not provided any advice with respect to the acquisition of the Class A(2019-2) Notes, and has no financial interest in the acquisition of such Class A(2019-2) Notes.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By:	Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Jennifer A. Luce
Name: Jennifer A. Luce
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

[Signature Page to Class A(2019-2) Terms Document]

EXHIBIT A

FORM OF CLASS A(2019-2) NOTE

DISCOVERSERIES CLASS A(2019-2) NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, ANY RECEIVERSHIP, INSOLVENCY, BANKRUPTCY OR SIMILAR PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES, THE INDENTURE, ANY DERIVATIVE AGREEMENT, ANY SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENT AND ANY SUPPLEMENTAL LIQUIDITY AGREEMENT.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (i) IT IS NOT ACQUIRING THIS NOTE WITH THE ASSETS OF A BENEFIT PLAN INVESTOR (AS DEFINED BELOW) OR PLAN SUBJECT TO SIMILAR LAW (AS DEFINED BELOW) OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A VIOLATION OF SIMILAR LAW. FOR THESE PURPOSES, A “BENEFIT PLAN INVESTOR” INCLUDES AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” DESCRIBED IN SECTION 4975(e)(1) OF THE CODE THAT IS SUBJECT TO SECTION 4975 OF THE CODE AND (C) AN

ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF THE FOREGOING. “SIMILAR LAW” MEANS ANY LAW SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION SECTIONS OF ERISA OR SECTION 4975 OF THE CODE.

REGISTERED No. [•]	$[•]* CUSIP NO. 254683 CL7

DISCOVER CARD EXECUTION NOTE TRUST

FLOATING RATE

DISCOVERSERIES CLASS A(2019-2) NOTE

DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuer” or the “Note Issuance Trust”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of $[•] ([•] dollars) payable on the June 2021 Payment Date (the “Expected Maturity Date”), except as otherwise provided below or in the Indenture or the Indenture Supplement (as defined on the reverse hereof); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the December 2023 Payment Date (the “Legal Maturity Date”). Interest will accrue on this Note at a rate based on the Benchmark determined in accordance with the Class A(2019-2) Terms Document dated as of July 30, 2019 (the “Terms Document”), between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), equal to the Benchmark + [•]% per annum; provided, that if the sum of the Benchmark + [•]% is less than 0.00%, then interest on this Note will be deemed to accrue at a rate of 0.00%, as more specifically set forth in the Terms Document, and shall be due and payable on each Interest Payment Date for the period from and including the previous Interest Payment Date (or, in the case of the first Interest Payment Date for any Class A(2019-2) Notes, from and including the applicable Issuance Date) to but excluding such Interest Payment Date. Interest will be computed on the actual number of days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal and interest may be payable monthly, and may be payable earlier or later than the Expected Maturity Date, following an Event of Default or while an Early Redemption Event has occurred and is continuing. No principal or interest will be distributed on the Note following the distribution of proceeds of a Receivables Sale.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Initial Dollar Principal Amount of the Class A(2019-2) Notes is $[•].

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

*	Denominations of $5,000 and in integral multiples of $1,000 in excess thereof.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, Indenture Supplement or the Terms Document referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:
Date: _________, 20__

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

US BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

Date: _________, 20__

REVERSE OF NOTE

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Class A(2019-2) DiscoverSeries Notes (herein called the “Class A(2019-2) Notes”), all issued under an Amended and Restated Indenture dated as of December 22, 2015 (such Indenture, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture”), as supplemented by a Second Amended and Restated Indenture Supplement for the DiscoverSeries Notes, dated as of December 22, 2015 (such Indenture Supplement, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture Supplement”), between the Issuer and Indenture Trustee, to which Indenture and Indenture Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class A(2019-2) Notes are subject to all terms of the Indenture, the Indenture Supplement and the Terms Document. All terms used in this Class A(2019-2) Note that are defined in the Indenture, the Indenture Supplement and the Terms Document shall have the meanings assigned to them in or pursuant to the Indenture, the Indenture Supplement and the Terms Document.

The Class B Notes, the Class C Notes and the Class D Notes of the DiscoverSeries and other tranches of Class A Notes of the DiscoverSeries will also be issued under the Indenture and the Indenture Supplement.

The Class A(2019-2) Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and the Indenture Supplement.

Principal of the Class A(2019-2) Notes will be payable on the Expected Maturity Date in an amount described on the face hereof except as otherwise provided in the Indenture or the Indenture Supplement.

As described above, the entire unpaid principal amount of this Class A(2019-2) Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A(2019-2) Notes shall be due and payable on the date on which an Event of Default relating to the Class A(2019-2) Notes shall have occurred and be continuing and, except in the event of an insolvency related default, the Indenture Trustee or the Majority Holders of the applicable Series, Class or Tranche of Outstanding Dollar Principal Amount of the Outstanding Notes have declared the Class A(2019-2) Notes to be immediately due and payable in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the Majority Holders of such applicable Series, Class or Tranche of Notes.

On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of any Tranche of Notes is reduced to less than 5% of its highest Outstanding Dollar Principal Amount, the Depositor or any Affiliate thereof has the right, but not the obligation, to redeem such Tranche of Notes in whole but not in part, pursuant to Section 1202 of the Indenture. The redemption price will be an amount equal to the Outstanding Dollar Principal Amount of such Tranche, plus accrued, unpaid and additional interest or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

Subject to the terms and conditions of the Indenture, the Beneficiary, on behalf of the Note Issuance Trust, may from time to time issue, or direct the Owner Trustee, on behalf of the Note Issuance Trust, to issue, one or more Series, Classes or Tranches of Notes.

On each Payment Date, the Paying Agent shall distribute to each Holder of Class A(2019-2) Notes of record on the related Record Date (except for the final distribution with respect to this Class A(2019-2) Note) such Holder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the Class A Notes.

Payments of interest on this Class A(2019-2) Note due and payable on each Payment Date, together with any installment of principal, if any, to the extent not in full payment of this Class A(2019-2) Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class A(2019-2) Note on the Note Register as of the close of business on each Record Date, except that with respect to Class A(2019-2) Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A(2019-2) Note be submitted for notation of payment. Any reduction in the principal amount of this Class A(2019-2) Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A(2019-2) Note and of any Class A(2019-2) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A(2019-2) Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class A(2019-2) Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York.

As provided in the Indenture and subject to certain limitations set forth therein and as set forth in the first legend on the face hereof, the transfer of this Class A(2019-2) Note may be registered on the Note Register upon surrender of this Class A(2019-2) Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class A(2019-2) Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A(2019-2) Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

To the fullest extent permitted by applicable law, each Noteholder or Note Owner, by acceptance of a Class A(2019-2) Note or, in the case of a Note Owner, a beneficial interest in a Class A(2019-2) Note, covenants and agrees that by accepting the benefits of the Indenture it will not at any time institute against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer, or join in any institution against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement.

By acquiring a Class A(2019-2) Note (or interest therein), each Noteholder or Note Owner (and if each Noteholder or Note Owner is a Plan, its fiduciary) shall be deemed to represent and warrant that either: (a) it is not acquiring the Class A(2019-2) Note (or interest therein) with the assets of (i) an “employee benefit plan” as defined in Section 3(3) of Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (iii) an entity deemed to hold plan assets of the foregoing (each of (i), (ii) and (iii), a “Benefit Plan Investor”) or (iv) a plan that is subject to federal, state, local or other law that is similar to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”); or (b) the acquisition and holding of the Class A(2019-2) Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

Prior to the due presentment for registration of transfer of this Class A(2019-2) Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class A(2019-2) Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A(2019-2) Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than 66 2/3% of the Outstanding Dollar Principal Amount of each adversely affected Series, Class or Tranche of Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A(2019-2) Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class A(2019-2) Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A(2019-2) Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Class A(2019-2) Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Class A(2019-2) Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS CLASS A(2019-2) NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

No reference herein to the Indenture and no provision of this Class A(2019-2) Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A(2019-2) Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Class A(2019-2) Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A(2019-2) Note.

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________________________________	*
Signature Guaranteed:

*   NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.